CONRAIL INC.
              EMPLOYEE BENEFITS TRUST AGREEMENT

                    TRUST AGREEMENT, dated June 15, 1995, by
               and between CONRAIL INC., a Pennsylvania corporation (the "Company"), and MELLON BANK, N.A., as trustee of the Trust created hereby (the "Trustee").


          The Company is or may become obligated in respect of existing and future incentive, compensation and benefit plans and arrangements to make payments to or for the benefit of past, present or future employees and directors, or their respective beneficiaries. For the purpose of providing for the satisfaction, in whole or in part, of certain of such obligations, as the Board of Directors of the Company may from time to time determine, the Company desires to establish a trust (the "Trust"), which shall be a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), the assets of which shall be subject to the claims of the Company's existing or future general creditors.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                                              2
                          ARTICLE I

                        Establishment
                        -------------
          SECTION 1.1.  Trust Fund.  The assets held at any
                        -----------
time and from time to time under the Trust collectively are herein referred to as the "Trust Fund" and shall consist of contributions received by the Trustee, proceeds of any loans, investments and reinvestments thereof and the earnings and income thereon, less disbursements thereof. At no time shall the assets of the Trust Fund consist of direct interests in real property or leaseholds. Except as herein otherwise provided, title to the assets of the Trust Fund shall at all times be vested in the Trustee and securities that are part of the Trust Fund shall be held in such manner that the Trustee's name and the fiduciary capacity in which the securities are held are fully disclosed, subject to the right of the Trustee to hold title in the name of a nominee. This Trust shall be known as the Conrail Inc. Employee Benefits Trust. The Company and the Trustee intend the Trust to be an independent legal entity.

          SECTION 1.2.  Trustee Acceptance.  The Trustee
                        -------------------
hereby accepts this Trust and all the Company's right, title and interest in the property transferred to the Trust and all other property coming into the possession of the Trustee pursuant to the terms of this Agreement, and the Trustee agrees to hold, administer and distribute the Trust property and the income therefrom according to the terms and conditions hereof.

          SECTION 1.3.  Grantor Trust.  The Trust shall be a
                        --------------
grantor trust within the meaning of Section 671 of the Code and shall be construed accordingly. The Trust shall not be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the assets of the Trust shall not be treated as the assets of any employee benefit plan subject to ERISA. The Trust Fund shall at all times remain subject to the claims of the Company's general creditors.

          SECTION 1.4.  Separate Entity.  The principal of
                        ----------------
the Trust Fund, any earnings thereon and the proceeds of any dispositions thereof shall be held separate and apart from funds of the Company and shall be used exclusively for the uses and purposes set forth in this Agreement. No employee benefit plan of the Company or any of its subsidiaries (including the Plans (as defined in Article II)), or any participant in any such plan or any employee of the Company or any of its subsidiaries, shall have any rights to, claims against, or beneficial interest in, any assets of the Trust. The Company (acting through the SECT Committee) may make all decisions required or permitted to be made by it pursuant to this Agreement in its sole and absolute discretion, and shall have no express or implied duty to act as a fiduciary of, or in the best interest of, the participants of the Plans or the employees of the Company.

          SECTION 1.5.  Irrevocability.  The Trust shall not
                        ---------------
be revocable by the Company.



                         ARTICLE II

                         Definitions
                         -----------
          The following definitions shall apply to the

Trust:
          "Additional Note" means any Promissory Note of the
           ---------------
Trust to the Company, representing indebtedness of the Trust incurred to purchase Company Stock, other than the Promissory Note dated as of June 15, 1995.

         "Board" means the Board of Directors of the
          -----
Company.
          "Business Day" means any day that is not a
           ------------
Saturday, Sunday or legal holiday in the Commonwealth of Pennsylvania or the State of New York, on which the New York
Stock Exchange is open for trading in New York City.

          "Company Stock" means shares of Common Stock, par
           -------------
value $1.00 per share, of the Company.

          "ESOP Preferred Stock" means shares of Series A
           --------------------
Convertible Junior Preferred Stock, no par value, of the Company.

          "Fair Market Value" means, with respect to Company
           -----------------
Stock, the last sales price per share of Company Stock as reported on the New York Stock Exchange Composite Tape as of any particular date.

          "Matched Savings Plan" means the Consolidated Rail
           --------------------
Corporation Matched Savings Plan.

          "Matched Savings Plan Trustee" means the bank,
           ----------------------------
trust company or other financial institution at the time serving as trustee under the Matched Savings Plan.

          "Note" means the Promissory Note of the Trust to
           ----
the Company dated June 15, 1995, representing indebtedness of the Trust incurred to purchase Company Stock, and any Additional Note.

          "Plan" or "Plans" means any employee or director
           ----      -----
incentive, compensation or benefit plan or arrangement listed on Exhibit A annexed hereto. The SECT Committee may add to or delete from Exhibit A such employee or director incentive, compensation or benefit plans or arrangements of the Company or its subsidiaries as the SECT Committee, in its sole discretion, shall determine. The Trustee is not a party to any such plan and shall not be charged with knowledge of the terms of any such plan.

          "SECT Committee" means the committee appointed by
           --------------
the Board to administer certain matters related to the Trust.

          "Trust Year" means the calendar year, except the
           ----------
first Trust Year which shall begin on the date first written above and end on December 31, 1995.

                        ARTICLE III

                     Funding the Trust
                     -----------------
          SECTION 3.1.  Delivery of Company Stock.
                        --------------------------
Concurrently with the execution of this Agreement, the Company is conveying to the Trust 4,728,132 shares of Company Stock, to be administered and disposed of by the Trustee as provided in Article IV. Concurrently with the execution of this Agreement, the Trustee, on behalf of the Trust, is delivering to the Company a Note in payment of the purchase price for the Company Stock so conveyed, in a principal amount equal to 4,728,132 multiplied by the last sales price as reported on the New York Stock Exchange
Composite Tape on June 15, 1995, such Note to be substantially in the form set forth as Exhibit B annexed hereto.

          From time to time on and after the date hereof, the Company may convey to the Trust additional shares of Company Stock, to be administered and disposed of by the Trustee as provided in Article IV. Concurrently with any such conveyance, the Trustee, on behalf of the Trust, will deliver to the Company an Additional Note in payment of the purchase price of Company Stock so conveyed, in a principal amount equal to the number of shares of Company
Stock so conveyed multiplied by the last sales price as reported on the New York Stock Exchange Composite Tape on the date of such conveyance, such Additional Note to be substantially in the form set forth as Exhibit B annexed hereto.

          SECTION 3.2.  Distributions.  Distributions paid
                        -------------
in cash on assets held by the Trust shall be used to pay interest on the Note as it becomes due. Any excess remaining after such payment may, in accordance with the directions of the SECT Committee, be applied to the payment of principal thereon or distributed to or for the benefit of Plans. Non-cash distributions paid on assets held by the Trust shall, in accordance with the directions of the SECT Committee, be either held in the Trust or reduced to cash as soon as practicable and used in the same manner as cash distributions. In all cases, unless otherwise instructed by the SECT Committee, the Trustee shall temporarily invest cash in accordance with Article VI to the extent it is not, at the time, distributed to or for the benefit of Plans.

          SECTION 3.3.  Contributions.  In each Trust Year
                        --------------
the Company may, in its sole discretion, contribute cash to the Trust in amounts and at times that, when added to the earnings of the Trust, will be sufficient to enable the Trust to make interest and principal payments on the Note as they come due. In the event contributions to, and earnings of, the Trust are insufficient to satisfy any installment of principal and interest on the due date thereof, the Company (acting through the SECT Committee) may, in its discretion, forgive such installment to the extent of the insufficiency. The Trust shall have no remedy for any failure by the Company to make any contribution to the Trust. All contributions to the Trust shall be used to make principal and interest payments on the Note. Unless otherwise instructed by the SECT
Committee, the Trustee shall temporarily invest cash in accordance with Article VI to the extent any cash is not, at the time, used to make principal and interest payments on the Note. The Trustee shall be under no duty or obligation to require the Company to make any cash or other contributions to the Trust.

          SECTION 3.4.  Prepayments.  The Company may,
                        ------------
from time to time, contribute cash to the Trust in amounts sufficient to enable the Trust to prepay, in whole or in part, principal (and accrued interest thereon to the date of prepayment) of the Note at any time without premium or penalty or, in lieu of such prepayment, the SECT Committee may, from time to time, direct that all or any part of such principal (and interest accrued thereon) shall be forgiven and the amount so directed shall be forgiven.
Each such prepayment of principal shall be applied to reduce installments of principal thereafter due on the Note.

                                                              9
                        ARTICLE IV

         Release of Company Stock and Allocations
         ----------------------------------------
          SECTION 4.1.  Release of Company Stock from Trust.
                        ------------------------------------
           As soon as practicable after each payment, forgiveness or prepayment, if any, of principal (and accrued interest thereon) of the Note is made, a number of shares of Company Stock shall be made available for transfer from the Trust ("Released Shares") in the manner set forth in Section 4.2. The total number of such shares shall equal the number of shares of Company Stock held in the Trust which are not Released Shares immediately prior to the payment, forgiveness or prepayment multiplied by a fraction, the numerator of which shall be the amount of principal paid or prepaid by the Trust on the Note or forgiven upon such payment or prepayment date or date of forgiveness and the denominator of which shall be the sum of the numerator plus the remaining principal amount of the Note. No fractional shares shall be released. If at any time fractional shares would otherwise be released, the number of Released Shares shall be rounded down to the next whole number. The number of Released Shares, determined as aforesaid, shall be certified to the Trustee by the SECT Committee.

          SECTION 4.2.  Disposition of Released Shares.
                        -------------------------------
Released Shares shall be transferred to or for the benefit
of such Plans (or their participants and beneficiaries) as
the SECT Committee, in its sole discretion, shall
determine; provided that the SECT Committee may direct the
           --------
Trustee to sell Released Shares and transfer the proceeds thereof to or for the benefit of Plans (or their participants and beneficiaries) to the extent that contributions to such Plans are required to be in the form of cash. The SECT Committee may direct the Trustee as to the timing and manner of the sale of Released Shares in order to comply with applicable law and to avoid, if possible, adverse effects on the publicly traded market price of Company Stock; provided that all Released Shares must be sold or transferred within twelve months of their becoming Released Shares. In the event that the SECT
Committee directs the Trustee to sell Released Shares, the Company may purchase such Released Shares from the Trust at the Fair Market Value of Company Stock on the Business
Day of such sale.

          SECTION 4.3.  Transfer of Other Assets.  Any
                        -------------------------
assets other than Company Stock held in the Trust may, at the direction of the SECT Committee, either be used to pay interest and principal on the Note or be transferred by the Trustee in such amounts and at such times to or for the benefit of such Plans (or their participants and beneficiaries) as the SECT Committee shall, in its sole discretion, determine.

          SECTION 4.4.  Rights Regarding Common Stock.
                        ------------------------------
(a)  Voting Rights.  The Trustee shall follow the
     --------------
directions of the Matched Savings Plan participants with respect to the manner of voting of Company Stock held by the Trust on each matter pending before an annual or special meeting of shareholders of the Company. In connection with any such meeting of shareholders, the SECT Committee shall cause the Matched Savings Plan Trustee to provide the Trustee with certification of the directions received from the Matched Savings Plan participants directing the Matched Savings Plan Trustee whether and how to vote or abstain with respect to any ESOP Preferred Stock or Company Stock held by the Matched Savings Plan. Upon receipt by the Trustee of such certification, the Trustee shall, on each such matter, vote or abstain with respect to the shares of Company Stock held by the Trust in the same proportion and manner as the Matched Savings Plan participants directed the Matched Savings Plan Trustee to vote or abstain with respect to any ESOP Preferred Stock or Company Stock held by the Matched Savings Plan.

          (b)  Tender or Exchange Offer.  If a tender or
               -------------------------
exchange offer is commenced for Company Stock by a person other than the Company (or a subsidiary of the Company), the SECT Committee shall cause the Matched Savings Plan
Trustee to provide the Trustee with certification of the directions received from the Matched Savings Plan participants direct ing the Matched Savings Plan Trustee whether to tender or exchange any ESOP Preferred Stock or Company Stock held by the Matched Savings Plan and upon receipt by the Trustee of such certification, the Company
Stock held by the Trust shall be tendered or exchanged, or not tendered or exchanged, by the Trustee in the same proportion and manner as the Matched Savings Plan participants directed the Matched Savings Plan Trustee with respect to any ESOP Preferred Stock or Company Stock held by the Matched Savings Plan. If a tender or exchange offer is commenced for Company Stock by the Company (or a subsidiary of the Company), the Trustee shall not tender or exchange the Company Stock held by the Trust.

        (c)  Confidentiality.  All voting and other
             ----------------
actions taken by individual participants in the Matched
Savings Plan shall be held confidential by the Trustee and shall not be divulged or released to any person, including officers and employees of the Company and its affiliates.

          (d)  Trustee Action.  Except as provided in
               ---------------
Sections 4.4(a) and (b) above, the Trustee shall not make any recommendations regarding the manner of exercising any rights under this Section 4.4, including whether or not any rights should be exercised.

          SECTION 4.5.  Withholding.  The Trustee shall
                        ------------
withhold any taxes from any payment to the extent required by applicable law and in such amounts as shall be directed by the SECT Committee.



          SECTION 4.6.  Registration.  (a)  Promptly
                        -------------
following the execution of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") a "shelf" registration statement on Form S-3 or on any other appropriate form (such registration statement, as it may be amended or supplemented from time to time, being hereinafter referred to as the "Registration Statement") in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), providing for the registration of the Company Stock held by the Trust. The Company shall use its reasonable efforts to cause such Registration Statement and all required filings under state securities laws to become effective and to keep such Registration Statement and required filings, or any sub sequently filed Registration Statement and required filings, continuously effective until the termination of the Trust. The Company will notify the Trustee of the effectiveness of the Registration Statement and shall furnish to the Trustee such number of copies as the Trustee may reasonably request of the Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and any summary prospectus), any documents incorporated by reference in the Registration Statement and such other documents as the Trustee may reasonably request in order to facilitate its sale of Released Shares of Company Stock held in the Trust in the manner described in the Registration Statement. The Trustee shall not sell, exchange or transfer any Company Stock except as directed by the SECT Committee, except as provided in Section 4.4(b).

                        ARTICLE V

                  Bankruptcy or Insolvency
                  ------------------------

          SECTION 5.1.  Deliveries to Creditors of the Company.
                        ---------------------------------------
The Trust Fund is and shall remain at all times subject to the claims of the general creditors of the Company. Moreover, neither the Trustee nor the Company shall create any security interest in the Trust Fund in favor of any Plan or any creditor. If the Trustee receives the notice provided for in Section 5.2, or if the Trustee otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section 5.2, the Trustee shall make no further distributions from the Trust
Fund but shall deliver the entire amount of the Trust Fund as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct. The Trustee shall resume distribution of the Trust Fund as directed by the Company under the terms hereof, upon not less than 30 days' advance notice to the Company, if it determines that the Company was not, or is no longer, bankrupt or insolvent. Such determination shall be made in a timely fashion, and shall be based upon a decision of a court of competent jurisdiction or a certification by the Chief Executive
Officer of the Company of such a determination of its Board of Directors. The Trustee shall have no duty to inquire as to whether the Company is bankrupt or insolvent.

          SECTION 5.2.  Notification of Bankruptcy or
                        -----------------------------
Insolvency.  The Company shall advise the Trustee promptly
- -----------
in writing of the Company's bankruptcy or insolvency.  The
Company shall be considered bankrupt or insolvent upon the occurrence of any of the following:
          (i) the Company shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator or trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute of any jurisdiction (Federal or state), whether now or hereafter in effect; or there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which an order for relief is entered or which remains undismissed for a period of 120 days; or the Company by any act or omission shall indicate its consent to, approval of or acquiescence in (a) any such petition, application or case or order for relief or (b) the appointment of any custodian, receiver or trustee for it or any substantial part of its property, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 120 days; or

          (ii) the Company shall generally not pay its debts as such debts become due or shall cease to pay its debts generally in the ordinary course of business.

                        ARTICLE VI

                        Investments
                        -----------
          SECTION 6.1.  Investments.  The Trustee shall
                        ------------
invest and reinvest the cash held in Trust Fund
exclusively in Company Stock; provided, however, that the
                              --------  -------
Trustee may invest any portion of cash held in the Trust
Fund temporarily in (i) United States Government obligations with maturities of less than one year, (ii) commercial paper, maturing not more than 90 days after the date of such investment, issued by a corporation organized and existing under the laws of the United States of America or any jurisdiction thereof, with a rating, at the date of such investment, of "P-1" (or higher) according to Moody's Investor Services Inc. or "A-1" (or higher) according to Standard & Poor's Corporation, (iii) interest-bearing accounts (including at a banking institution of the Trustee or an affiliate) including, but not limited to, certificates of deposit, time deposits, savings accounts and money market accounts, with maturities of less than one year, or (iv) a common, collective or pooled trust fund maintained by the Trustee or an affiliate of the Trustee, which trust fund's investments are substantially limited to those described in clauses (i),
(ii) and (iii) of this Section 6.1, in which event such part of the Trust Fund so invested shall be subject to all the terms and provisions of the common, collective or pooled trust fund that contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The Company acknowledges that any collective fund utilized may provide for the lending of its securities and the trustee of any such collective fund may receive income from the lending of such securities that is separate and apart from the income such trustee might receive as a collective fund trustee or as the Trustee.

          SECTION 6.2.  Trustee's Duties.  The Trustee
                        -----------------
shall have no duty to determine or review the merit or suitability of investing the Trust Fund in Company Stock for the objectives of the Trust, and the Trustee shall have no liability for actions taken by it in conformity with Section 6.1.

                        ARTICLE VII

                   Accounting by Trustee
                   ---------------------

          The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and other transactions. All such records shall be open to inspection and audit at all reasonable times by the Company. Within sixty days following the close of each Trust Year and within sixty days after the removal or resignation of a Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding Trust Year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost and net proceeds of such purchases or sales, and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. All tax returns and other regulatory filings required by the Trust shall be prepared by the Company. The Trustee shall make such filings as shall be directed by the Company and shall be entitled to rely on the accuracy of all returns and filings so prepared by the Company.

                       ARTICLE VIII

           Responsibility and Powers of Trustee
           ------------------------------------
          SECTION 8.1.  Duty of Trustee.  The Trustee
                        ----------------
shall not be liable in connection with the performance of its duties hereunder except for its negligence or bad faith; provided, however, that the Trustee shall incur no
- --------  -------
liability for any action taken by the Trustee pursuant to
a direction, request, or approval given by the Company,
the Board or the SECT Committee in accordance with the
terms of this Agreement; and provided further that the
                             -------- -------
Trustee shall invest the Trust Fund only as provided in
Article VI and the Trustee shall incur no liability by reason of lack of diversification of the Trust Fund.

          SECTION 8.2.  Indemnification of Trustee.  The
                        ---------------------------
Company shall indemnify and hold the Trustee harmless from any liabilities, claims or expenses that it may incur in the exercise and performance of its powers and duties hereunder, including reasonable attorneys' fees and expenses, and that are not due to its negligence or bad faith, including any liability alleged to have resulted from a violation of law, including, without limitation, the Securities Act or the rules and regulations of any authority having jurisdiction over the Company or any of its affairs.

          SECTION 8.3.  Management and Control of Trust Fund.
                        -------------------------------------
Subject to the terms of this Agreement, the Trustee shall have exclusive authority, discretion and responsibility to manage and control the assets of the Trust Fund.

          SECTION 8.4.  Powers of the Trustee.  Without in
                        ----------------------
any way limiting the powers and discretion conferred upon it by the other provisions of this Agreement or by law, but subject to Article IV, Article VI and any other provisions of this Agreement, the Trustee is expressly authorized and empowered:
          (i) to sell, exchange, convey, transfer or otherwise dispose of any property held by it by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

         (ii) to enter into contracts or to make commitments either alone or in concert with others to sell at any future date any property held in the Trust Fund or to purchase any property which it may be authorized to acquire hereunder;

        (iii) to vote any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the Trust Fund;

          (iv) to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (v) to register any investment held in the Trust
Fund in its own name or in the name of a nominee and to hold any investment in bearer form, or to combine certif-icates representing such investments with certificates of the same issue held by the Trustee in other fiduciary capacities, or to deposit or to arrange for the deposit of such securities in a qualified central depositary even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depositary with other securities deposited therein by any other person, or to deposit or to arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a Federal
Reserve Bank, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

    (vi) to deposit all or any part of the Trust Fund in interest-bearing accounts maintained by, or savings certificates issued by, the Trustee, in its separate corporate capacity, or in any other banking institution affiliated with the Trustee;

   (vii) to maintain cash balances with itself or an affiliate to meet anticipated distributions from, or administrative expenses of, the Trust Fund without incurring any obligation to pay interest thereon; and

  (viii) to do all things that the Trustee reasonably deems necessary to carry out the purposes of this Trust.


                          ARTICLE IX

                    Compensation of Trustee
                    -----------------------
          The Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed upon in writing by the Company and the Trustee. To the extent the compensation and expenses of the Trustee are not paid directly by the Company, they shall be paid by the Trust, but in all events shall remain an obligation of the Company.


                           ARTICLE X

                 Action by the SECT Committee
                 ----------------------------
          Any action with respect to the Trust by the SECT Committee shall be taken by vote or consent of at least a majority of its members or by any member authorized by the SECT Committee to take action with respect thereto and shall be communicated to the Trustee by the chairman or any other member designated by the SECT Committee.

                         ARTICLE XI

                   Replacement of Trustee
                   ----------------------
          The Trustee may, with 30 days' advance written notice, be removed at any time by the Company or may resign, in which case a new trustee shall appointed by the Company. Any successor trustee appointed by the Company shall be an independent, institutional trustee.


                         ARTICLE XII

              Amendment or Termination; Notices
              ---------------------------------
          SECTION 12.1.  Amendment.  This Agreement may be
                         ----------
amended at any time and to any extent by a written instrument executed by the Trustee and the Company, except to make the Trust revocable or to change the provisions of, or to make any provision inconsistent with, Sections 4.4(a) and (b), Section

12.1, Section 12.2 or Section 12.3. Notwithstanding the foregoing, in the event the employee stock ownership plan that comprises part of the Matched Saving Plan or the employee bene-fit plan or plans contained in any amendment of Sections 4.4(a) and (b) pursuant to paragraph (i) below no longer exists or no longer holds voting stock of the Company, Sections 4.4(a) and (b) may be amended as follows:

          (i) if voting stock of the Company is held in another employee benefit plan or plans in which a broad cross-section of nonunion employees of the Company can confidentially direct the voting, then the Company may amend Sections 4.4(a) and (b) to provide that the Trustee shall follow the directions of the participants in one or more of such plans with respect to the manner of voting the Company Stock held by the Trust and, in the event of a tender or exchange offer for Company Stock, whether to tender or exchange the Company Stock held by the Trust;

          (ii) if (i) is not applicable, the Company may amend Sections 4.4(a) and (b) to provide mechanics to allow the Company Stock held by the Trust to be voted and, in the event of a tender or exchange offer, to be tendered or exchanged as directed confidentially by a broad cross section of nonunion employees of the Company other than executive officers (as such term is defined in Rule 3b-7 promulgated pursuant to the Securities Exchange Act of 1934, as amended).

          SECTION 12.2.  Termination.  The Trust shall
                         ------------
terminate upon the earlier of (i) June 14, 2010, or (ii) the date on which the Trust no longer holds any assets.

          SECTION 12.3.  Effect of Termination.  Upon
                         ----------------------
termination of the Trust, the Trustee shall sell sufficient remaining assets of the Trust so that the proceeds of such sale, together with any other available cash, can be applied to pay in full the remaining principal of the Note and any accrued but unpaid interest thereon. The SECT Committee may direct the Trustee as to the timing and manner of the sale, if any, of Company Stock in order to comply with applicable law and to avoid, if possible, adverse effects on the publicly traded market price of Company Stock. The proceeds of sale shall first be paid to the Company, up to the amount of any unpaid principal and interest on the Note except to the extent forgiven by the Company. In the event the proceeds of the sale shall be insufficient to discharge the Note in its entirety, the Company shall be deemed to have forgiven all amounts that shall remain due and owing thereon. Any assets or Company Stock remaining in the Trust, or the proceeds of the sale thereof, shall be distributed to or for the benefit of any employee benefit plan (including one or more of the Plans) in which a broad cross-section of nonunion employees of the Company or its subsidiaries participate, as the SECT Committee shall, in its sole discretion, determine.

          SECTION 12.4.  Notices.  Any notice, report, demand
                         --------
or waiver required or permitted hereunder shall be in writing and shall be given personally, delivered by overnight delivery service or sent by telecopier, addresses as follows:

          If to the Company:

               Conrail Inc.
               2001 Market Street
               Two Commerce Square
               Philadelphia, PA 10101 Telephone No.:  (215)
               209-4000 Telecopier No.: (215) 209-4819

               Attention:  Timothy O'Toole

          If to the Trustee:

               Mellon Bank, N.A.
               One Mellon Bank Center
               Suite 3346
               Pittsburgh, PA 15258-0001
               Telephone No.:  (412) 234-8820
               Telecopier No.: (412) 234-7937

               Attention:  Carol Condie, Trust Officer

Notices shall be effective only upon receipt.

          The Company and the Trustee may change the address to which notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this Section 12.4.

                        ARTICLE XIII

                        Severability
                        ------------
          Any provision of this Agreement prohibited by law shall be ineffective to the extent to any such prohibition without invalidating the remaining provisions hereof.


                         ARTICLE XIV

                        Governing Law
                        -------------
          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


          IN WITNESS WHEREOF, the Company and the Trustee have executed this Agreement as of the date set forth above.


                              CONRAIL INC.,
                                by  /s/
                                    -----------------------------------
                                    Name:  Timothy T. O'Toole
                                    Title: Vice President - Treasurer

                              MELLON BANK, N.A.,
                              Trustee,

                                by  /s/
                                    -----------------------------------
                                    Name:  Kerry Nelson
                                    Title: Vice President

                                                  Exhibit A
                                                  ---------
                      Designated Plans
                      ----------------

 1.  Annual Performance Achievement Reward Plan

 2.  Annual Performance Achievement Reward PLUS Plan

 3.  Worker Safety Awards Plan

 4.  Non-Agreement Employee Life, Dismemberment and
     Disability Benefits Plan

 5.  Long Term Disability Payment Plan

 6.  Employee Claim Settlement Plan

 7.  Non-Agreement Employee Medical and Dental Plan

 8.  Consolidated Rail Corporation Non-Agreement Retirees
     Medical Plan